Exhibit 3.92

Delaware The First State Page l I , JFIFREY li. BfJLLIXK , SECRETARY OF STATE OF THE STATE OF DEI.AliARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL oocrJHENTS ON FILE OF "AECOH INTERNATIONAL, INC.• AS RECEIVED AND FILED IN THIS OFFICE. THE FOLLOiiiNG oocrJHENTS HAVE BEEN CERT IFIED: CERTIFICATE OF INCORPORATION, FILED THE EIGHTH DAY OF AUGUST , A.D . 1990 , AT 9 O' CLOCK A.H. CERTIFICATE OF CHANGE OF REGISTERED AGENT , FILED THE TWENTY SIXTH DAY OF JANUARY, A .D. 1994 , AT 10 O' CLOCK A.H . CERTIFICATE OF A1fENUfEN'f , CHANGING ITS NA11E I'ROH "lir"'ODWARD-CLYDE: INTERNATIONAL, INC ." TO "liOODO'ARD-CLYDE INTERNATIONAL HOLDINGS, INC .", FILED THE FOURTE.ENTH DAY OF JANUARY, A.D. 1997 , AT 9 O'CLOCK A .H. CERTIFICATE OF CHANGE OF REGISTERED AGENT , FILED THE TWENTY-SECOND DAY OF JUNE, A.D . 1998 , AT 9 O' CLOCK A.H. CERTIFICATE OF A1fENUfEN'f , CHANGING ITS NA11E I'ROH "lir"'ODWARD-CLYDE: INTERNATIONAL HOLDINGS , INC." TO "ORS GREINER liOODliARD-Authentica tion:202039316 Date:02 14 17 2238294 8100H SR# 20170903623 Youmay verify thiscertificate onl:ine at corp.delaware..gov/auttwer.shtml

Delaware Page 2 The First State CLYDE: INTERNATIONAL HOLDINGS , INC." , FILED THE TIIENIT-FIRST DAY OF SEPTEMBER , A.D. 1998, AT 9 O' CLOCK A .H. CERTIFICATE OF CHANGE OF REGISTERED AGENT , FILED THE SEVENTH DAY OF ffl!RUARY, A.D . 2001, AT 3 O'C LOCK P.H . CERTIFICATE OF A1fENUfENT , CHANGING ITS NAME FROH "ORS GREINER WOODiiARD-CLYDE INTERNATIONAL HOLDINGS , INC ." TO "ORS INTERNATIONAL , INC . " , FILED THE SEVENTEENTil DAY OF APRIL, A .D . 2002, AT 5 O' CLOCK P .H . CERTIFICATE OF A1fENUfENT , CHANGING ITS NAME FROH "ORS INTERNATIONAL , INC . " TO "AECOH INTERNATIONAL, INC .", FILED THE FIRST DAY OF DECEHBER, A .D. 2015, AT 5:31 O' CLOCK P .H . AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "AECOH INTERNATIONAL, INC . •. Authentica tion:202039316 Date:02 14 17 2238294 8100H SR# 20170903623 Youmay verify thiscertificate onl:ine at corp.delaware..gov/auttwer.shtml

CERTIFICATE OF INCORPORATION

OF

WOODWARD-CLYDE INTERNATIONAL, INC.

FIRST.  The name of this corporation shall be:

WOODWARD-CLYDE INTERNATIONAL, INC.

SECOND.  Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle 19805 and its registered agent at such address is Corporation Service Company.

THIRD.  The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH.  The total number of shares of stock which the Corporation shall have the authority to issue is:

Three Thousand (3,000) shares without par value.

FIFTH.  The name and address of the incorporator is as follows:

Jane S. Krayer
Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

SIXTH.  The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this eighth day of August, A.D. 1990.

/s/Jane S. Krayer

Jane S. Krayer
Incorporator

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

Woodward-Clyde International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of Woodward-Clyde International, Inc. adopted the following resolution on the 16th day of September, 1993..

Resolved, that the registered office of Woodward-Clyde International, Inc.

in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Woodward-Clyde International, Inc. has caused this statement to be signed by Jean-Yves Perez, its President and attested by Walter Dutko, its Corporate Secretary this 27th day of May, 1993.

		By	/s/Jean-Yves Peres
Jean-Yves Perez President

ATTEST:

By	s/Walter Dutko
Walter Dutko Secretary

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

Woodward-Clyde International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Woodward-Clyde International, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “First” so that, as amended, said Article shall be and read as follows:

The name of this corporation is Woodward-Clyde International Holdings, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, Woodward-Clyde International. Inc. has caused this certificate to be signed by Robert K. Wilson, Secretary, an authorized officer, this 9th day of November, 1996.

BY:	/s/Robert K. Wilson
ROBERT K. WILSON,
Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT

It is hereby certified that:

1.                                      The name of the corporation (hereinafter called the “corporation”) is

Woodward-Clyde International Holdings, Inc.

2.                                      The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3.                                      The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.                                      The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on May 22, 1998

/s/Robert K. Wilson
Robert K. Wilson, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

WOODWARD-CLYDE INTERNATIONAL HOLDINGS, INC.

Woodward-Clyde International Holdings, Inc. , a corporation organized and existing under and by virtue of the general Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST.  That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:

FIRST:  The name of this corporation shall be:

URS GREINER WOODWARD-CLYDE INTERNATIONAL HOLDINGS, INC.

SECOND.  That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD.  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the general Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, SAID CORPORATION HAS caused this Certificate to be signed by James R. Miller, its President, and attested by Robert K. Wilson, its Secretary, this 26th day of August A.D. 1998.

/s/James R. Miller
James R. Miller, President

/s/Robert K. Wilson
Attested by:	Robert K. Wilson, Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE
* * * * *

URS Greiner Woodward-Clyde International Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of URS Greiner Woodward-Clyde International Holdings, Inc. adopted the following resolution on the 1st day of November, 2000.

Resolved, that the registered office of Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808 in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, URS Greiner Woodward-Clyde International Holdings, Inc. has caused this statement to be signed by Daniel Hutchins, its Vice President, this 7th day of February, 2001.

/s/Daniel Hutchins
Daniel Hutchins, Vice President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

URS GREINER WOODWARD-CLYDE INTERNATIONAL HOLDINGS, INC.

* * * * *

URS Greiner Woodward-Clyde International Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:  That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of URS Greiner Woodward-Clyde International Holdings, Inc. be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:

Article I

The name of the corporation is URS International, Inc.

SECOND:  That in lieu of a meeting and vote of stockholder, the sole stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IT WITNESS WHEREOF, said URS Greiner Woodward-Clyde International Holdings, Inc., has caused this Certificate of Incorporation to be signed by Carol Brummerstedt, its Assistant Secretary, this 17th day of April, 2002.

URS GREINER WOODWARD-CLYDE INTERNATIONAL HOLDINGS, INC.

/s/Carol Brummerstedt
Carol Brummerstedt, Assistant Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
URS INTERNATIONAL, INC.

*****

URS International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:  That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of URS International, Inc. be amended by changing Article !thereof so that, as amended, said Article shall be and read as follows:

Article I

The name of the corporation is AECOM International, Inc.,

SECOND: That in lieu of a meeting and vote of stockholder, the sole stockholder has given unanimous written consent to said amendment in, accordance with the provisions of Section 228 of the General Corporation Law of the. State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IT WITNESS WHEREOF said URS International, Inc., has caused this Certificate of Incorporation to be signed by Carol F. Brandenburg-Smith, its Secretary, this 1st day of December 2015.

URS INTERNATIONAL, INC.

/s/Carol F. Brandenburg-Smith
Carol F. Brandenburg-Smith, Secretary